SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
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[ ]  Definitive Additional Materials
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              Maui Land & Pineapple Company, Inc.
        (Name of Registrant as Specified in Its Charter)

________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if Other than the
                           Registrant)

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March 27, 1998


To Our Stockholders:

     At our annual meeting on May 1, 1998, we plan to consider only two matters: The election of two directors for a three-year term and the approval of an auditor.

     We know of no other matters likely to be brought up at the meeting. Your participation is important to the orderly conduct of the Company's business. We urge you to sign and mail your proxy now. If you later decide to attend the meeting you can then vote in person, if you wish.

For the Board of Directors,



/S/ MARY C. SANFORD
Mary C. Sanford
Chairman



               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           MAY 1, 1998


TO THE STOCKHOLDERS OF MAUI LAND & PINEAPPLE COMPANY, INC.:

     The Annual Meeting of Stockholders of Maui Land & Pineapple
Company, Inc. (the "Company") will be held on Friday, May 1, 1998 at 9:00 a.m. in the Corporate Office courtyard, 120 Kane Street,
Kahului, Hawaii, for the following purposes:

1. To elect two Class Two Directors to serve for a three-year term or until their successors are elected and qualified;

2. To elect the firm of Deloitte & Touche LLP as the Auditor of the Company for fiscal year 1998 and thereafter until its successor is duly elected; and

3. To transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

     The close of business on March 6, 1998 is the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE
MEETING.  IF YOU ARE UNABLE TO ATTEND IN PERSON, PLEASE SIGN,
DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE
PROVIDED.

     Stockholders are cordially invited to attend the meeting in person.

     Your attention is directed to the Proxy Statement enclosed.

BY ORDER OF THE BOARD OF DIRECTORS,



/S/ ADELE H. SUMIDA
ADELE H. SUMIDA
Secretary

Dated:  March 27, 1998



               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687
                         March 27, 1998

                         PROXY STATEMENT



     This proxy is solicited on behalf of the Board of Directors of Maui Land & Pineapple Company, Inc. (the "Company").

     The person giving the proxy may revoke it at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Shares of the Company's common stock represented by properly executed proxies received by the Company at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If a proxy is signed and no directions are given, shares represented thereby will be voted in favor of electing the Board's nominees for director and in favor of the proposal to elect the Company's auditor. The proxy confers discretionary authority on the persons named therein as to all other matters that may come before the meeting.


               VOTING SECURITIES AND RIGHT TO VOTE

     Holders of record of shares of Common Stock of the Company at the close of business on March 6, 1998 will be entitled to vote at the Annual Meeting of Stockholders to be held on May 1, 1998 and at any and all postponements or adjournments thereof.

     The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote. Shareholders do not have cumulative voting. The number of outstanding shares at the close of business on March 6, 1998 was 1,797,125.

     If a majority of the Company's outstanding shares are represented at the meeting, either in person or by proxy, a quorum will exist for conducting business. Election of directors and the auditor will require an affirmative vote of a majority of shares present. Abstentions, but not broker non-votes, will be treated as present at the meeting for these purposes. In connection with the election of directors, a vote to withhold authority will have the effect of a negative vote.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of March 2, 1998 with respect to all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, other than those listed under "Security Ownership of Management."

                                       Number            Percent
     Name and Address                of Shares           of Class

The J. Walter Cameron Family Group    633,066 (1)(4)       35.2%
P. O. Box 187
Kahului, Hawaii 96733

Maui Publishing Company, Ltd.         105,939 (4)           5.9%
P. O. Box 550
Wailuku, Hawaii 96793

Cameron Family Partnership             99,776 (1)           5.6%
P. O. Box 187
Kahului, Hawaii 96733

Harry Weinberg Family Foundation, Inc.667,445 (2)          37.1%
101 West Mount Royal Avenue
Baltimore, Maryland 21201

Maui Land & Pineapple Company, Inc.
  Employee Stock Ownership Trust      136,799 (3)           7.6%
c/o Pacific Century Trust, Trustee
P. O. Box 3170
Honolulu, Hawaii 96802

(1) The J. Walter Cameron Family holdings include 149,820 shares owned by Mary C. Sanford; 42,811 shares owned by Claire C. Sanford; 43,310 shares owned by Jared B. H. Sanford; 66,203 shares owned by Richard H. Cameron, his spouse and minor children (includes 1,364 shares allocated to his account in the Maui Land & Pineapple Company, Inc. Employee Stock Ownership Plan ["ESOP"]); 65,818 shares owned by Douglas B. Cameron; 39,029 shares owned by the Allan G. Sanford Trust, of which Mary C. Sanford is the trustee; 99,776 shares owned by the Cameron Family Partnership, whose general partners are Mary C. Sanford, Richard H. Cameron, Claire C. Sanford and Frances E. C. Ort; 20,360 shares owned by the J. Walter Cameron Trust, of which Mary C. Sanford, Richard H. Cameron, Margaret A. C. Alvidrez, Claire C. Sanford and Pacific Century Trust are co-trustees; and 105,939 shares owned by Maui Publishing Company, Ltd., of which Richard H. Cameron is an officer and director and Mary C. Sanford is an officer, director and shareholder (see Note (4) below). Voting and investment decisions with respect to shares held by the foregoing trusts with three or more trustees and shares held by the Cameron Family Partnership generally require approval of a majority of the trustees or general partners. However, all of the partnership's general partners must approve dispositions of the Company's shares. Mrs. Alvidrez has disclaimed sole or shared voting or dispositive power with respect to shares held by the trusts of which she is one of the trustees. Mrs. Ort has disclaimed sole or shared voting power and sole dispositive power with respect to the shares held by the partnership of which she is a general partner. Except as indicated above, share ownership figures for the J. Walter Cameron Family Group exclude shares owned by the Company's ESOP (see Note (3) below).

(2) The Harry Weinberg Family Foundation, Inc., a charitable foundation, owns 667,445 shares. The directors are Darrell D. Friedman, Zanvyl Krieger, Alfred Coplan, Richard Pearlstone, Suzanne F. Cohen, Samuel K. Himmelrich, Sr., Nathan Weinberg, David Weinberg, Barbara Himmelrich, Morton B. Plant, Toba Grant and Mortimer Caplin. The Company's records currently show that 300 Corporation (a corporation formerly owned by Harry Weinberg) owns 50,672 shares. The Company has been advised by the Harry Weinberg Family Foundation, Inc. that it does not control, is not controlled by and does not act in concert with that entity.

(3) Gary L. Gifford, President of the Company, Paul J. Meyer, Douglas R. Schenk and Donald A. Young, Executive Vice Presidents of the Company, are members of the Administrative Committee of the Company's ESOP which was adopted by the Company on December 27, 1978. The ESOP requires the trustee to inquire of each plan participant, on a confidential basis, how to vote the shares allocated to the plan participant's individual account. The trustee is required to vote shares allocated to participants' accounts for which no instructions are received and to vote any shares not then allocated to participants' accounts in the same proportions as the aggregate shares allocated to participants' accounts are voted pursuant to participants' instructions.

(4)  Maui Publishing Company, Ltd. owns 105,939 shares.
     Richard H. Cameron is an officer and director and Mary
     C. Sanford is an officer, director and shareholder of Maui Publishing Company, Ltd. The shares are included in the holdings of the J. Walter Cameron Family Group
     (see Note (1) above).


Security Ownership of Management

     The following table sets forth information as of March 2, 1998 with respect to the Company's voting Common Stock beneficially owned by directors, nominees and named executive officers, and by all directors, nominees and executive officers of the Company as a group (see "Election of Directors" below).

                                   Number
                                 of Shares
                                Beneficially          Percent
                                   Owned              of Class

Mary C. Sanford                   414,924(1)            23.1%
Richard H. Cameron                292,278(2)            16.3%
Gary L. Gifford                     1,247(3)             0.07%
Paul J. Meyer                       2,061(3)             0.1%
Douglas R. Schenk                   1,852(3)             0.1%
Donald A. Young                     2,498(3)             0.1%
Scott A. Crockford                    244(3)             0.01%
Peter D. Baldwin                      100                 .01%
Samuel K. Himmelrich, Sr.              --                  --
Randolph G. Moore                   1,000                0.06%
Fred E. Trotter III                    --                  --
Andrew T. F. Ing, non-voting
  Director Emeritus                   200                0.01%
All directors, nominees and
  executive officers
   as a group (13)                642,688(4)            35.8%


(1) Mary C. Sanford, the aunt of Richard H. Cameron, owns of record 149,820 shares and beneficially 265,104 shares (see
     Note (1) regarding the J. Walter Cameron Family Group in the preceding table). She is a Class Three Director (see
     "Election of Directors" below).

(2) Richard H. Cameron, the nephew of Mary C. Sanford, owns of record 63,039 shares and beneficially 229,239 shares (see Note (1) regarding the J. Walter Cameron Family Group in the preceding table). Included are 1,364 shares allocated to him as a participant in the Company's ESOP (see Note (3) regarding the Company's ESOP in the preceding table). He is a Class Three Director (see "Election of Directors" below).

(3) Amounts include shares allocated to these executive officers as participants in the Company's ESOP: Gifford--1,242; Meyer--2,061; Schenk--1,352; Young--2,498; Crockford--244.
     (See Note (3) regarding the Company's ESOP in the preceding table.)

(4)  Includes 633,066 beneficially owned by the J. Walter
     Cameron Family Group, but does not include 136,799
     shares owned by the Company's ESOP (see Note (3) regarding the Company's ESOP in the preceding table).


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon certain written representations, the Company did not identify any such required report that was not timely filed.


                      ELECTION OF DIRECTORS

     The By-Laws provide for three classes of directors consisting of two members in each class with each class holding office for three years. The first class consists of the two directors whose term of office expires in 2000 ("Class One Directors"). The second class consists of the two directors whose term of office expires in 1998 ("Class Two Directors"). The third class consists of the two directors whose term of office expires in 1999 ("Class Three Directors").

     The Board recommends the election of the nominees listed below as Class Two Directors to hold office for three years, until 2001, or until their successors are elected and qualified. If at the time of the 1998 annual meeting of stockholders any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes. The Board has no reason to believe that any substitute nominee or nominees will be required.

     The Board's proxy holders will, if so authorized, vote their proxies for the nominees for Class Two Directors.

     Hawaii law requires that at least one of the directors of the Company be a resident of the State of Hawaii. All of the Board's nominees for Class One Directors and all Class Three and one of the Class Two Directors are Hawaii residents. Under the Company's By-Laws, no person is eligible to be elected as a director who has attained his or her 70th birthday at the time of election, but the directors may create exceptions to this requirement by resolution, including "Director Emeritus."

     In 1993 Andrew T. F. Ing was elected a Director Emeritus of the Company in recognition of his long and dedicated service. As Director Emeritus, he is eligible to attend all meetings of the Board of Directors and to have his fees and expenses paid, but he is not eligible to vote and is not counted as part of the quorum at any meeting.

     The following section indicates the principal occupation or employment of each director and nominee, his or her positions with the Company and other information, and the year first elected as a director.

Class One Directors-Term expires in 2000:

Randolph G. Moore     Chief Executive Officer of Kaneohe Ranch,
(age 59)              a manager of family trusts in Kailua,
                      Hawaii. He is also Executive Vice President of the H.K.L. Castle Foundation, a charitable family foundation in Kailua, Hawaii. Mr.
                      Moore was President of Molokai Ranch Ltd., a real estate management and development company in Maunaloa, Hawaii from 1986 -
                      1989.  Mr. Moore is a Director of Grove
                      Farm Company, Inc., Hawaii Stevedores,
                      Inc., Koga Engineering & Construction,
                      Inc. and the Land Use Research Foundation.
                      He is Chairman of the Board and a Trustee of The Oceanic Institute. Mr. Moore also serves on the boards of a number of community organizations. He has been a director of the Company since 1994. Mr.
                      Moore has extensive experience in property management and development in Hawaii.

Fred E. Trotter III   President of F. E. Trotter Inc., a
(age 67)              business consulting firm in Honolulu,
                      Hawaii.  He was a Trustee of The Estate
                      of James Campbell, a private
                      trust, in Honolulu, Hawaii, from 1970 -
                      1991.  Mr. Trotter is a Director of
                      Pacific Century Financial Corp., Bank of
                      Hawaii, Bancorp Leasing, Inc. and Longs
                      Drug Stores.  Mr. Trotter serves on the
                      boards of the University of Hawaii
                      Foundation, the Kahuku Community Hospital, and a number of other community organizations. He has been a director of the Company since 1992. Mr. Trotter has extensive experience in agribusiness and property management in Hawaii.

Class Two Directors-Nominees to be elected in 1998 for a three-year term:

Peter D. Baldwin      President of Baldwin Pacific Corporation,
(age 60)               a diversified food distribution,
                      processing and packaging company in
                      Kahului, Hawaii.  He is also President of
                      Baldwin Pacific Properties, Inc., a real estate development company in Kahului,
                      Hawaii.  He is President and Director of
                      Haleakala Ranch Company, and a Director of
                      Baldwin Minkler Farms, Inc., Pacific
                      Century Financial Corp., Bank of Hawaii,
                      Haleakala Properties, Inc. and Orchards
                      Hawaii, Inc.  He has been a director of
                      the Company since 1972. Mr. Baldwin did not serve as a director from 1979 to 1980.

Samuel K. Himmelrich, Sr.  Chairman of the Board of Inland
(age 67)               Leidy, Inc., a chemical distribution
                      company in Baltimore, Maryland.  He is
                      also a general partner of Eutaw Property
                      Enterprise, a real estate development
                      company in Baltimore, Maryland.  Mr.
                      Himmelrich is a Director of the Harry
                      Weinberg Family Foundation, Inc., The
                      Associated Jewish Community Federation of
                      Baltimore and various community
                      organizations. He has been a director of the Company since July of 1996.

                      Mr. Himmelrich was appointed to the
                      Company's Board of Directors at the
                      request of the Harry Weinberg Family
                      Foundation, Inc. (the "Foundation"), a
                      public charitable foundation that owns
                      37.1% of the Company's outstanding stock.
                      In connection with that appointment, the Foundation entered into certain understandings with Mary Cameron Sanford, whose family owns approximately 35.2% of the Company's stock, and with the Company's Board of Directors. Those understandings, which are subject to various conditions and exceptions, included agreements that while the Foundation's representative serves on the Board, prior to April 1, 1998, the Foundation will not without the Board's approval acquire additional stock of the Company or solicit proxies with respect to the Company's stock or enter into agreements concerning voting of the Company's stock or participate in a group for the purpose of acquiring, holding or disposing of the Company's stock, or until mailing of the Company's proxy statement for its 1998 annual meeting seek any additional Board seats (except in connection with any increase in board size) or assist other parties in an effort to affect the size or membership of the Company's Board.

Class Three Directors--Term expires in 1999:

Mary C. Sanford       Chairman of the Board and President of
(age 67)              Maui Publishing Company, Ltd., a newspaper
                      publishing company, in Wailuku, Hawaii,
                      and Chairman of the Board of Maui Land &
                      Pineapple Company, Inc.  Mrs. Sanford was
                      Publisher of Maui Publishing Company, Ltd.
                      from 1985 to 1995. She is a Director of Haleakala Ranch Company and of various community organizations. She has been a director of the Company since 1972. Mrs.
                      Sanford did not serve as a director from 1979 to 1981.

Richard H. Cameron    Publisher of Maui Publishing Company,
(age 43)              Ltd., a newspaper publishing company, in
                      Wailuku, Hawaii, and Vice Chairman of the
                      Board of Maui Land & Pineapple Company,
                      Inc.  He was Vice President/Property
                      Management of Maui Land & Pineapple
                      Company, Inc. from 1990 to 1995.  Mr.
                      Cameron is a Director of Haleakala Ranch
                      Company, Triple C Investment Corp. and
                      various community organizations. He has been a director of the Company since 1984.

Certain Transactions

     See "Compensation Committee Interlocks and Insider
Participation."


Directors' Meetings and Committees

     The Board of Directors held five meetings in 1997. It has two standing committees, the Audit Committee and the Compensation
Committee. The Audit Committee held one meeting and the Compensation Committee held two meetings in 1997. The Board has no Nominating Committee.

     The Audit Committee serves as an independent check on the reliability of the Company's financial controls and its financial reporting and reviews the work of the independent auditors. The Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of senior management and directors. The members of both committees are Peter D. Baldwin, Richard H. Cameron, Samuel
K. Himmelrich, Sr., Andrew T. F. Ing, Randolph G. Moore (Chairman, Audit Committee), Mary C. Sanford and Fred E. Trotter III (Chairman, Compensation Committee).

     Directors, including Directors Emeritus, receive an attendance fee of $500 for each regular Board meeting attended. Directors, including Directors Emeritus, also receive an annual fee of $10,000. The Chairman of the Board receives an annual fee of $20,000. Audit Committee and Compensation Committee meetings normally are held on the same day and committee members receive an attendance fee of $500 for attending both meetings. Directors receive a $500 attendance fee for attending any committee or subcommittee meeting held individually on a single day.


                     EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table summarizes the cash and non-cash compensation paid by the Company for services rendered during each of the last three years by the Company's Chief Executive Officer and four other most highly compensated executive officers.

                   SUMMARY COMPENSATION TABLE

                                     Annual Compensation

                                                          All
    Name and                                             Other
Principal Position           Year         Salary      Compensation
                                                          (4)

Gary L. Gifford (1)           1997      $354,693       $38,497
President &                   1996       342,173        37,858
  Chief Executive Officer     1995       289,467        37,645

Paul J. Meyer                 1997       235,369        32,158
Executive Vice President/     1996       218,115        31,571
  Finance                     1995       200,272        31,181

Douglas R. Schenk             1997       208,022        11,255
Executive Vice President/     1996       199,930        10,982
  Pineapple                   1995       178,980        10,635

Donald A. Young (2)           1997       195,990        36,675
Executive Vice President/     1996       174,809        36,205
  Resort                      1995       167,250        35,593

Scott A. Crockford (3)        1997       121,410           501
Vice President/               1996       110,058           539
  Retail Property             1995       101,898           413

(1) Mr. Gifford was appointed President and CEO of the Company as of April 1, 1995. This information includes compensation earned by Mr. Gifford as Executive Vice President/Resort of the Company.
(2) Mr. Young became an executive officer of the Company in April of 1995. This information includes compensation earned by Mr. Young in 1995 as an officer of a subsidiary of the Company.
(3) Mr. Crockford became an executive officer of the Company in May of 1995. This information includes compensation earned by Mr. Crockford in 1995 as an employee of the Company.
(4) Represents imputed income related to excess group life coverage and the Executive Supplemental Insurance Plan. It also includes the value of shares allocated to the executive (participant) in the Employee Stock Ownership Plan ("ESOP") and the annual increase in value of Executive Deferred Compensation Plan ("EDCP") benefits payable after retirement.



Details of "All Other Compensation" for 1997 are as follows:


                Life
             Insurance      ESOP        EDCP        Total
                            (a)

Gifford       $2,730        $720      $35,047     $38,497
Meyer          2,269         477       29,412      32,158
Schenk         1,143         422        9,690      11,255
Young          1,873         398       34,404      36,675
Crockford        255         246           --         501

          (a) Allocation to an ESOP participant's account is related to compensation levels. The values shown are the estimated shares to be allocated to the designated individual's account as of December 31, 1997 valued at $45.625 per share.


Executive Supplemental Insurance Plan/Executive Deferred
Compensation Plan

     The Company has an Executive Supplemental Insurance Plan ("ESIP") together with an Executive Deferred Compensation Plan ("EDCP"), (the "Plans") which covers certain management personnel approved by the Board. Currently 14 employees are covered. The ESIP provides life insurance benefits and upon retirement, the participant elects to continue benefits under the ESIP, or to begin receiving benefits under the EDCP. The EDCP benefit is in the form of a monthly payment payable for ten years. The program is designed to make the Company more competitive in its efforts to attract, motivate and retain quality executive talent.

     The Company purchased individual life insurance policies on the participants. Premium payments are in large part offset by borrowing against the cash values of the policies. The Plans are unfunded and are designed such that if the assumptions made as to mortality experience, policy dividends and other factors are realized, the Company's share of the policy proceeds will cover all its payments.

     The Plans include a provision such that benefits under these plans begin to vest after five years of participation in the program. The benefit is 100% vested when the participant reaches age 62. If the participant's employment is terminated prior to retirement, any vested benefit is payable in the form of monthly installments commencing at age 62.

     The ESIP is an endorsement program in which the Company endorses part of the insurance benefit to the beneficiary of the participant. "Life Insurance" in the "All Other Compensation" table includes the insurance value of the benefit for the named executive officer in accordance with Internal Revenue Service Table PS-58.


Pension Plan

     The Company has a non-contributory, defined benefit pension plan that covers all regular non-bargaining unit employees, including the executive officers. Participation begins after completion of one year of continuous service. Retirement benefits are computed based on each participant's years of service, year of birth, earnings and retirement date and are not subject to any deduction for social security or other offset amounts. Normal retirement age for participants is 65, with provisions for retirement as early as 55 and after age 65. Benefits are payable as a qualified joint and survivor annuity with options for benefits in other annuity forms. Vesting is 100% after five years of service.

     The Company has a Supplemental Executive Retirement Plan
(SERP) covering highly paid employees. The provisions are the same as the defined benefit pension plan that covers all regular non-bargaining unit employees, except that benefits are determined as follows: When the benefits of an employee under the pension plan are reduced because of (1) the maximum annual benefit limitation ($125,000 in 1997) or (2) the maximum compensation limitation ($160,000 in 1997), the SERP provides a benefit to make up the difference.

     The following tables show the estimated benefits in the single life annuity form at normal retirement age to persons in specified remuneration and years-of-service classifications.


  ESTIMATED CREDITED YEARS OF SERVICE AND COVERED COMPENSATION
                           on 12/31/97

                                          Covered
      Individual         Years          Compensation

     Gary L. Gifford       9.3            $354,693
     Paul J. Meyer        12.8             226,219
     Douglas R. Schenk    20.3             208,022
     Donald A. Young      18.5             195,990
     Scott A. Crockford    7.1             114,150


  ESTIMATED ANNUAL BENEFIT FROM QUALIFIED DEFINED BENEFIT PLAN
           AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


 Final
 5-Year                 Years of Service at Age 65
Average
 Annual
 Salary         15        20       25        30        35

      $      100,000   $20,038   $26,718   $33,397   $40,077
$44,525
125,000       25,663    34,218    42,772    51,327    57,024
150,000       31,288    41,718    52,147    62,577    69,523
175,000       36,913    49,218    61,522    73,827    82,022
200,000       42,538    56,718    70,897    85,077    94,520
225,000       48,163    64,218    80,272    96,327   107,019
250,000       53,788    71,718    89,647   107,577   119,518
275,000       59,413    79,218    99,022   118,827   132,017
300,000       65,038    86,718   108,397   130,077   144,515
325,000       70,663    94,218   117,772   141,327   157,014
350,000       76,288   101,718   127,147   152,577   169,513
375,000       81,913   109,218   136,522   163,827   182,012
400,000       87,538   116,718   145,897   175,077   194,510
425,000       93,163   124,218   155,272   186,327   207,009
450,000       98,788   131,718   164,647   197,577   219,508


Executive Severance Plan with Related Change-In-Control
Agreements

     Effective March 5, 1998, the Company's Board of Directors approved an Executive Severance Plan with related Change-in-Control Agreements. The Executive Severance Plan covers the Company's six executive officers. Payment will be made to an executive officer who is terminated from employment as a result of (1) a restructuring or downsized operation; (2) discontinuance of certain business activities; or (3) elimination of a position with no comparable position within the Company being offered to the executive. The amount of the severance payment is one month's base salary for each year of service up to a maximum of twelve months for vice presidents and up to eighteen months for the chief executive officer and executive vice presidents. The minimum amount of severance payment is six months of base salary. This payment will be made on the regular payroll schedule for the number of months that the executive is eligible to receive payment. If an incentive plan is in effect, the executive will also receive a pro-rated annual incentive plan payment earned during the year in which separation from employment occurred in accordance with the terms of such plan. During the period that the executive is eligible to receive severance payments, the Company will also provide health care benefits with the same coverage and same employer contributions as the executive was receiving before termination of employment. Any payments under the following Change-In-Control Agreements (the "Agreements") would be in lieu of any payments under the Executive Severance Plan.

     The Agreements with each executive officer provide that a "change-in-control" will be deemed to occur if (1) any person or group (who is not on the date of the Agreements a beneficial owner of 25% or more of the voting shares of the Company or a Subsidiary) becomes the beneficial owner of 25% or more of the total number of voting shares of that entity; (2) any person or group (who is not on the date of the Agreements the beneficial owner of 50% or more of the shares of the Company or a Subsidiary) becomes the beneficial owner of 50% or more of the total number of voting shares of that entity; (3) the persons who were directors of the Company or a Subsidiary before a cash tender or exchange offer, merger or other business combination, sale of assets or contested election cease to constitute a majority of the Board of Directors of that entity or a successor thereto as a result of the transaction; (4) a merger or consolidation of the Company occurs in which the entity is not the survivor; or (5) a sale, transfer or other disposition of all or substantially all (as defined) of the assets of the Company or Subsidiary takes place; or in the case of a Subsidiary, disposition of 50% or more of such Subsidiary's outstanding voting securities takes place. For the purpose of the Agreements, "Subsidiary" means Maui Pineapple Company, Ltd. and Kapalua Land Company, Ltd. If the executive under the Agreement is the Vice President/Retail Property for Maui Land & Pineapple Company, Inc., the term Subsidiary shall mean and be limited to Kaahumanu Center Associates.

     The executive officer shall be entitled to receive severance payments pursuant to the Agreements if a change-in-control occurs and within 36 months (in the case of Messrs. Gifford, Meyer, Schenk and Young) or 24 months (in the case of Messrs. Suzuki and Crockford) thereafter (1) the executive's employment terminates involuntarily without just cause (as defined); (2) the executive voluntarily terminates employment for good reason (as defined);
(3) a successor entity fails or refuses to assume the Company's obligations under the Agreements; or (4) the Company or any successor commits a material breach of the Agreements.

     Severance payments include (1) a lump sum cash payment of
2.99 times (for Messrs. Gifford, Meyer, Schenk and Young) or 2 times (for Messrs. Suzuki and Crockford) the executive's annual base salary in effect on the effective date of termination; (2) a payout under the Company's annual incentive plan (if any), in accordance with the terms of such plan; (3) a continuation of all welfare benefits at normal employee cost for three full years (for Messrs. Gifford, Meyer, Schenk and Young) or two full years (for Messrs. Suzuki and Crockford) from the effective date of termination; (4) special retirement benefits equal to the retirement benefit that the executive would have received under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees, the Supplemental Executive Retirement Plan, and Executive Supplemental Insurance Plan/Executive Deferred Compensation Plan, or any successor plans or arrangements to such plans, had the executive's employment continued for 36 months (in the case of Messrs. Gifford, Meyer, Schenk and Young) or 24 months (in the case of Messrs. Suzuki and Crockford) following his effective date of termination; and (5) standard outplacement services as selected by the executive for a period of up 36 months (in the case of Messrs. Gifford, Meyer, Schenk and Young) or 24 months (in the case of Messrs. Suzuki and Crockford) from the effective date of termination.

     The Agreements provide that if any portion of the severance payment or payment under any other agreement or plan of the Company would constitute an "excess parachute payment" then the payment to the executive will be reduced if such reduction results in an increase in the executive's net benefit. If it is ultimately determined pursuant to a final determination by the Internal Revenue Service that any portion of the severance payment is a "parachute payment" subject to excise tax, which was not contemplated to be a "parachute payment" at the time of payment, the executive will be entitled to a lump sum cash payment sufficient to place the executive in the same net after tax position that would have existed if such payment had not been subject to the excise tax.


Report of Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of directors who are not members of the Company's management. The Board of Directors has charged the Committee with the responsibility of administering the Company's executive compensation program. The Committee principally administers executive compensation as part of the Company's overall compensation system that covers all non-bargaining unit employees. The Company's compensation system aims to focus employee efforts at all levels to achieve desired results and maximize returns to shareholders. The Committee's philosophy with regard to executive compensation is to attract, retain and reward the level of expertise needed to achieve the Company's business objectives. The Committee is assisted from time to time by independent management consultants who advise the Committee on compensation matters.

     In 1997, executive compensation was composed primarily of base salary. Base salaries are determined based on midpoint salary information provided by an independent management consultant, with reevaluations as conditions warrant. Midpoint information is derived from a group of U.S. industrial organizations that are similar in size, scope and complexity to the Company. This group is different from the S&P Food group referred to in the Shareholder Return Performance Graph on page
14. The CEO recommends base salary adjustments to the Committee for executives who report to him based on his qualitative judgment as to overall job performance, salary midpoints, the relationship of the executive's compensation to the midpoint and the Company's overall budget for salaries. The Company's salary system seeks to establish salaries that are within 80% to 120% of the midpoint guidelines, based on experience, knowledge of the position and performance level. The Committee approves a base salary adjustment for the CEO based on its qualitative judgment as to his job performance and on the same midpoint guidelines that are used throughout the Company.

     In February 1997, as part of the review of the Company's compensation program by an independent management consultant, an analysis of the job content and related job content points (points assigned based on job analysis) of senior management positions was performed. The job content points were translated into new annual dollar salary midpoints. The group of companies from which the midpoint information was derived provided compensation arrangements with significant bonus opportunities. The salary midpoints were not adjusted in 1997 to reflect the fact that bonus opportunities were not available to the Company's executives. The new midpoint salaries recommended for the executive officer positions ranged from 7.8% less to 5% greater than the salary midpoints for 1996.

     In March 1997, CEO Gary L. Gifford recommended to the Committee salary increases ranging from 3.5% to 5% for the executive officers reporting to him. The Committee consulted with Mr. Gifford in connection with his recommendations and reviewed the Company's forecast of financial performance for 1997. The Committee exercised its subjective judgment that although profitability projections for 1996 had not been met, sufficient progress had been made toward improving the Company's financial strength to continue addressing the competitive concern that key officers' compensation had fallen below market. Based upon these discussions and reviews, the salary midpoint data and the Committee's qualitative judgment as to the relative value of each executive's performance, the recommended salary increases for executive officers were approved. The salaries approved for two of the five executive officers were above the midpoint recommendations. However, in both cases the recommendations fell below 120% of the midpoint guidelines.

     Also in March 1997, the Committee approved a salary increase of 3.5% to $357,000 for Mr. Gifford. As with the other executive officers, the salary increase for Mr. Gifford was not based upon any specific corporate performance criteria. Mr. Gifford's salary was approved by the Committee based on the midpoint salary information provided and the Committee's qualitative judgment as to his overall job performance.

     In July 1997, the Committee approved and adopted a compensation philosophy that reinforced a desire that there be a shift in emphasis from base salary to performance-based variable pay plans. While base salary will continue to be an important part of the compensation program, the Committee would like the Company to manage base salaries with the objective of maintaining relatively low fixed cost levels as the Company shifts reward opportunity into variable pay plans.

Compensation Committee:

     Fred E. Trotter (Chairman)    Andrew T. F. Ing
     Peter D. Baldwin              Randolph G. Moore
     Richard H. Cameron            Mary C. Sanford
     Samuel K. Himmelrich, Sr.


Shareholder Return Performance Graph

     Set forth below is a graph comparing the cumulative total shareholder return on Maui Land & Pineapple Company, Inc. common stock against the cumulative total return of the S&P 500 Index and the S&P 500 Food Group.

     [GRAPH HERE]


 *$100 invested on December 31, 1992 in common stock of Maui Land
& Pineapple Company, Inc., S&P 500 Index and S&P Food Group.


Compensation Committee Interlocks and Insider Participation

     Committee member Mary C. Sanford is the aunt of Richard H. Cameron. Mr. Cameron was an executive officer of the Company until his resignation, which was effective on October 15, 1995. On March 1, 1996, Mr. Cameron was appointed to the Compensation Committee.

     No other member of the Compensation Committee (which includes all members of the Board) was formerly an officer or employee of the Company or any of its subsidiaries.

     The Company currently leases approximately 1,600 acres of grazing land to Haleakala Ranch Company at an annual rent of $16,400. The lease is due to expire on March 31, 2000. Richard
H. Cameron is Vice President of Haleakala Ranch Company; he and Mary C. Sanford are directors. Committee member Peter D. Baldwin is President, a major stockholder and a director of Haleakala Ranch Company.


                       ELECTION OF AUDITOR

     The firm of Deloitte & Touche LLP, independent certified public accountants, has been the auditor of the Company for many years. The Board of Directors recommends the election of Deloitte & Touche LLP as the auditor of the Company for fiscal year 1998 and thereafter until its successor is duly elected.

     A representative of Deloitte & Touche LLP will be present at the annual meeting of shareholders, will be given an opportunity to make a statement and will be available to respond to questions raised verbally at the meeting or submitted in writing by shareholders.


                         OTHER MATTERS

     The Board knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters, and discretionary authority to do so is included in the proxy.


                    SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. The Company may make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxies and proxy material to the beneficial owners of the common stock of the Company and to request authority for the execution of proxies. In such cases, the Company may reimburse such brokerage houses, banks, custodians, nominees and fiduciaries for their expenses in connection therewith. Proxies may be solicited in person or by telephone, telegram or mail by certain directors and officers of the Company without additional compensation for such services, or by its Transfer Agent, and the cost will be borne by the Company.


            FINAL DATE FOR PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the Company's 1999 annual meeting must be received by the Company at its principal executive office no later than December 4, 1998.


                       PROXY INSTRUCTIONS

     A form of proxy for the Annual Meeting is enclosed. You are requested to sign and return your proxy promptly to make certain your shares will be voted at the meeting. As previously stated, you may revoke your proxy at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. If you attend the meeting, you may vote your shares in person if you so decide.
For your convenience, a self-addressed envelope is enclosed; it requires no postage if mailed in the United States.


BY ORDER OF THE BOARD OF DIRECTORS


/S/ ADELE H. SUMIDA
ADELE H. SUMIDA
Secretary

Kahului, Maui, Hawaii
March 27, 1998



APPENDIX


The graphic image on page 14 of this document has the following graph points:

                                          S&P
                     ML&P      S&P        FOOD


1992                  100       100       100
1993                   88       110        98
1994                   42       111       104
1995                   40       153       132
1996                   40       189       154
1997                   38       251       213

                              PROXY

               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 KANE STREET, P. O. BOX 187
                KAHULUI, MAUI, HAWAII 96733-6687


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING TO BE HELD MAY 1, 1998


     The undersigned hereby makes, constitutes and appoints GARY
L. GIFFORD, PAUL J. MEYER and ADELE H. SUMIDA and each of them as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. (the "Company") to be held at 9:00 a.m. on Friday, May 1, 1998, in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

1. To elect the nominees listed below as Class Two Directors to serve for a three-year term or until their successors have been elected and qualified:

     PETER D. BALDWIN AND SAMUEL K. HIMMELRICH, SR.

     ______ FOR               ______WITHHOLD AUTHORITY FOR ALL

     INSTRUCTION: To withhold authority for any individual nominee write that nominee's name in the space provided below:


     ____________________________________________________________

2. To elect the firm of Deloitte & Touche LLP as the Auditor of the Company for the fiscal year 1998 and thereafter until its successor is duly elected.

     ____ FOR       ____ AGAINST   ____ ABSTAIN

     THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.



Date:________________, 1998

Please sign EXACTLY as name(s) appears at left:

_______________________________________
_______________________________________
_______________________________________


If the proxy is signed by an attorney-in-fact, executor, administrator, trustee or guardian, give full title. PLEASE
DATE, SIGN AND RETURN PROMPTLY.